As filed with the Securities and Exchange Commission on June 22,
1998
                                      Registration No. 333-10265
________________________________________________________________

          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C.  20549
        _______________________________________
           POST-EFFECTIVE AMENDMENT NO. 1 TO
                       FORM S-8
             REGISTRATION STATEMENT UNDER
              THE SECURITIES ACT OF 1933
        _______________________________________

       WESTWOOD HOMESTEAD FINANCIAL CORPORATION
 ------------------------------------------------------
 (Exact name of registrant as specified in its charter)

       Indiana                                    33-1463057
-------------------------------              -------------------
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

                       3002 Harrison Avenue
                    Cincinnati, Ohio 45211-5789
                          513-661-5735
          ---------------------------------------
          (Address of Principal Executive Office)

             The Westwood Homestead Savings Bank
              401k Salary Savings Plan and Trust
         -------------------------------------------
               (Full title of the plan)


                J. Mark Poerio, Esquire
               Cynthia R. Cross, Esquire
         Housley Kantarian and Bronstein, P.C.
           1220 19th Street, N.W., Suite 700
                Washington, D.C.  20036
       -------------------------------------------
        (Name and address of agent for service)

                    (202) 822-9611
-------------------------------------------------------------
(Telephone number, including area code, of agent for service)


     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE
AUTOMATICALLY UPON THE DATE OF FILING, IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933.

     The registrant hereby removes from registration 8,632 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock") issuable to participants in The Westwood Homestead Savings Bank 401k Salary Savings Plan and Trust (the "Plan"), which have not been issued as of the date hereof pursuant to the Plan. Such shares of Common Stock are being removed from registration as the Plan no longer permits investment in the Common Stock.

                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on June 1, 1998.

                       WESTWOOD HOMESTEAD FINANCIAL CORPORATION


                       By:  /s/ Michael P. Brennan
                            ----------------------------------
                            Michael P. Brennan, President
                            (Duly Authorized Representative)


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                           Title                             Date
----------                           -----                             ----

/s/ Michael P. Brennan               President, Chief Executive       June 1, 1998
---------------------------------    Officer and Director
Michael P. Brennan                   (Principal Executive Officer)

/s/ John E. Essen                    Chief Financial Officer         June 1, 1998
---------------------------------    and Treasurer
John E. Essen                        (Principal Financial
                                     and Accounting Officer)

/s/ Carl H. Heimerdinger             Chairman of the Board           June 1, 1998
---------------------------------
Carl H. Heimerdinger

/s/ John B. Bennet, Sr.              Vice Chairman of the Board      June 1, 1998
---------------------------------
John B. Bennet, Sr.

/s/ Robert H. Bockhorst              Director                        June 2, 1998
---------------------------------
Robert H. Bockhorst

/s/ Raymond J. Brinkman              Director                        June 1, 1998
---------------------------------
Raymond J. Brinkman

/s/ Roger M. Higley                  Director                        June 4, 1998
---------------------------------
 Roger M. Higley

/s/ Mary Ann Jacobs                  Director                        June 1, 1998
---------------------------------
Mary Ann Jacobs

/s/ James D. Kemp                    Director                        June 12, 1998
---------------------------------
James D. Kemp

  Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned trustees of The Westwood Homestead Savings Bank 401k Salary Savings Plan and Trust has duly caused this Amendment No. 1 to the Registration Statement on Form S-8 to be signed in the City of Cincinnati, State of Ohio, on June 9, 1998.


                    /s/ J. C. Kerber, Trustee
                    --------------------------------------
                    Jack C. Kerber


                    /s/ Julie R. McCullough
                    --------------------------------------
                    Julie R. McCullough


                    /s/ Lynn K. Moore, Trustee
                    --------------------------------------
                    Lynn K. Moore

                    As Trustees of The Westwood Homestead
                    Savings Bank 401k Salary Savings Plan
                    and Trust